SAVVIS Communications Corp.
12851 WORLDGATE DRIVE
HERNDON, VIRGINIA 20170 USA
Tel. 1-703-234-8000
Fax. 1-703-234-8374


CONFIDENTIAL MATERIALS HAVE BEEN OMITTED FROM THIS EXHIBIT PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAVE BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. ASTERISKS DENOTE OMISSIONS.


                                                 October 18, 2001

Via Facsimile and Express Mail

Mr. Larry Ng
MoneyLine Network, Inc.
233 Broadway
23rd Floor
New York, NY 10279

Re:  Amendments to Letter of Intent dated August 16, 2001

Dear Larry:

Based on our recent discussions, below is our proposal to meet the new pricing and business term requirements that you have outlined. This "Letter Amendment No. 1" will serve to amend the Letter of Intent between us dated August 16, 2001 ("LOI") and any terms and conditions not defined herein are as set forth in the LOI.

1.       Overall pricing discounts on the Client IP pricing levels.


         -------------- --------------------- --------------------- ------------------- -------------------------
         YEAR           MINIMUM COMMITMENT    MINIMUM COMMITMENT    MINIMUM             CLIENT IP PRICE
                        CLIENT IP             MULTICAST             COMMITMENT TOTAL    DISCOUNT OFF LOI RATE
         -------------- --------------------- --------------------- ------------------- -------------------------
         Year 1         [**]                  [**]                  $70M                [**]
         -------------- --------------------- --------------------- ------------------- -------------------------
         Year 2         [**]                  [**]                  $50M                [**]
         -------------- --------------------- --------------------- ------------------- -------------------------
         Year 3         [**]                  [**]                  $35M                [**]
         -------------- --------------------- --------------------- ------------------- -------------------------
         Year 4         [**]                  [**]                  $25M                [**]
         -------------- --------------------- --------------------- ------------------- -------------------------
         Year 5         [**]                  [**]                  $20M                [**]
         -------------- --------------------- --------------------- ------------------- -------------------------

     SAVVIS agrees to defer payment of [**] of the $70M minimum commitment in Year 1, which is equivalent to [**]. The [**] deferred payment will apply to billed charges for the first twelve months of Year 1 of the Network Serves Agreement ("Agreement") to be entered into by us and will have to be paid in the first two months, prorated evenly, of Year 2 (months 13 and 14 of the Agreement.) SAVVIS will only accept the deferred payment terms

[**] CONFIDENTIAL TREATMENT REQUESTED
     if MoneyLine meets all the payment terms from the Letter of Intent during the term of the Agreement.

     In addition, SAVVIS will agree to establish additional regional pricing for the Tier 1 cities/regions in Europe and Asia to reflect any variations in access loop cost.

2. In addition to the above discounts, SAVVIS will offer MoneyLine additional discounts off of the Client IP rates in Years 4 and 5. At the end of Year 3, SAVVIS [**] (for sites that have been installed since day 1 of the Agreement). This discount, which is in addition to the discounts in Years 4 and 5 above, [**].

3. If SAVVIS maintains ownership of the local access lines and CPE, we will offer MoneyLine a [**] discount off of the Client IP pricing, on all second "logical connections" to a site. This would allow MoneyLine to offer multiple content applications from themselves or partners to the same site for a very cost effective rate.

4. Office Automation Network: SAVVIS proposes that MoneyLine can buy the Office Automation network connectivity at the Tier [**] Client IIP rates as outlined in the LOI, with the discounts in section 1 above applying. The Office Automation will cost no more than [**] per month. If MoneyLine shall fail to meet the Minimum Commitment Total set forth in section 1 in any Year of the Agreement, then the amount it spends on Office Automation in that Year will be credited toward its Minimum Commitment.

5. Managed Service Fee: For the Bridge Satellite Networks and Legacy Telerate Network, SAVVIS agrees to manage these services. The cost to manage these services will be [**]. As MoneyLine migrates the Legacy Telerate Network circuits over to the Client IP service, the Client IP pricing will apply.

6. Legacy Telerate Network Maintenance Fee: For maintenance of the Legacy Telerate Network, Savvis will bill MoneyLine [**] per month plus travel, parts and direct expenses for the first 9 months and will renegotiate that fee after the first 9 months based upon its review of the migration success of such Network. MoneyLine, however, will remain responsible for desktop support at customer sites, such as application upgrades. If MoneyLine shall fail to meet the Minimum Commitment Total set forth in section 1 in any Year of the Agreement, then the amount it spends on Legacy Telerate Network Maintenance in that Year will be credited toward its Minimum Commitment.

7. Personnel: SAVVIS agrees to take over responsibility for certain Bridge/Telerate personnel to be agreed upon in Europe and Asia that operate the MoneyLine network and services ("Transition Employees"). SAVVIS will assume responsibility for the Transition Employees, including payroll, subject to the reservations in this section, for a six month transition period ("Transition Period"). By the end of the Transition Period, SAVVIS will determine which of the Transition Employees it shall retain in order to provide the agreed upon network services to MoneyLine ("Retained Employees"). Each Transition Employee

[**] CONFIDENTIAL TREATMENT REQUESTED

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

     who is not retained by SAVVIS beyond the Transition Period ("Non-Retained Employees") shall receive from the Bridge/Telerate estate, or in lieu thereof, from MoneyLine, the severance he/she would have received had he/she not become a Transition Employee.

     With respect to Transition/Retained Employees in countries where SAVVIS does not currently have legal authority to hire employees, MoneyLine shall remain responsible for such Employees and will invoice SAVVIS for the associated costs, including payroll, until such time as SAVVIS is authorized to assume responsibility for such Employees (which will endeavor to become within a commercially reasonable time period) .

     This section 7 replaces in its entirety section 15 of the LOI regarding transferring SAVVIS employees to MoneyLine.

8. Call Countries: For countries where SAVVIS is not licensed to sell service, SAVVIS shall have the option to acquire the networking assets from MoneyLine, once we are licensed to sell service, [**]. In the interim period, SAVVIS will use the MoneyLine licenses to provide service in these "Call Countries." The Call Countries are: Poland, Hungary, Malaysia, Venezuela, Bahrain, China, Kuwait, Saudi Arabia, Thailand and the United Arab Emirates.

9. Distributor Countries. For certain other countries where SAVVIS is not licensed to sell services directly, the local end of the services are provided through a customer distributor. Distributor countries include:
     Bahamas, Columbia, India, Indonesia, Panama, Phillipines, South Africa, South Korea, and Turkey.

We will work with you in good faith to enter into the definitive Network Services Agreement contemplated by the LOI within a reasonable timeframe, and until such time, the LOI as amended by this Letter, shall continue in full force and effect.

If these terms are acceptable to you, please so indicate below. I look forward to working together on the definitive Agreement.


Sincerely,



/s/ Matt Fanning

Matt Fanning
EVP Strategic Development


Agreed

[**] CONFIDENTIAL TREATMENT REQUESTED

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

/s/ Larry Ng
Larry Ng
Executive Vice President
MoneyLine



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